UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): October 17, 2022
Aurinia Pharmaceuticals Inc.
(Exact name of registrant as specified in its charter)

Alberta, Canada	001-36421	98-1231763
(State or Other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

#1203-4464 Markham Street
Victoria, British Columbia
V8Z 7X8
(250) 708-4272
(Address and telephone number of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on which Registered
Common Shares, without par value	AUPH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company  ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Departure of Executive Vice President, Research and Chief Medical Officer

On October 17, 2022, Aurinia Pharmaceuticals Inc. and Robert Huizinga, PhD RN, CNeph(C), our Executive Vice President, Research and Neil Solomons, M.D., our Chief Medical Officer, mutually agreed that Dr. Huizinga and Dr. Solomons would cease their employment with Aurinia, each effective October 31, 2022.

We expect to enter into separation agreements with Dr. Huizinga and Dr. Solomons which will supersede and replace all the severance arrangements between us and Dr. Huizinga and Dr. Solomons, set forth in their respective employment agreements with Aurinia, dated October 1, 2018 and September 12, 2012, respectively (together, as amended, the Employment Agreements). The terms of the separation agreements are expected to be consistent with the terms of the Employment Agreements, respectively.

Pursuant to the Employment Agreements, as modified by resolution of the Compensation Committee, provided Dr. Huizinga provides Aurinia with a general release of claims and waiver, he is entitled to receive severance pay of $575,015 equal to 18 months of his current base salary, accrued and unused vacation of $159,311 and target performance bonus payout at 50% based on 2022 performance of $191,672. In addition, if elected, Dr. Huizinga is entitled to medical, dental and vision benefits for up to 18 months covered by Aurinia. Dr. Huizinga's payments have been translated from Canadian dollars to U.S. dollars based on the average foreign exchange rate as of October 20, 2022 from OFX.

Pursuant to the Employment Agreements, as modified by resolution of the Compensation Committee, provided Dr. Solomons provides Aurinia with a general release of claims and waiver, he is entitled to receive severance pay of $698,230 equal to 18 months of his current base salary, accrued and unused vacation of $192,157 and target performance bonus payout at 50% based on 2022 performance is $232,743. In addition, if elected, Dr. Solomons is entitled to medical, dental and vision benefits for up to 18 months covered by Aurinia. Dr. Solomons' payments have been translated from Canadian dollars to U.S. dollars based on the average foreign exchange rate as of October 20, 2022 from OFX.

The foregoing descriptions of the Employment Agreements are qualified in their entirety by the text of the respective Employment Agreements, filed as Exhibit 10.14 for Dr. Huizinga and Exhibit 10.18 for Dr. Solomons to our Annual Report on Form 10-K for the year ended December 31, 2020, filed with the Securities and Exchange Commission on February 24, 2021 and incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.
Date: October 21, 2022

AURINIA PHARMACEUTICALS INC.

By:	/s/ Joseph Miller
Name:	Joseph Miller
Title:	Chief Financial Officer